Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200	First Potomac Realty Trust 7200 Wisconsin Avenue Suite 310 Bethesda, MD 20814

bbass@first-potomac.com	www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS STRONG
FOURTH QUARTER AND FULL-YEAR 2004 RESULTS

Highlights:

Fourth Quarter 2004

•	Reports FFO of $0.30 ($0.34 before debt retirement charge) and EPS of $0.15 per diluted share

•	FFO before debt retirement charge increases 17% over the third quarter

•	Same-property NOI increases 10.1% over prior-year quarter

•	Declares dividend of $0.26 per share

•	Completes acquisitions during the quarter totaling $108 million

•	Issues first quarter FFO guidance of $0.36 to $0.38 per share

Full-Year 2004

•	Reports FFO of $1.10 ($1.16 before debt retirement charges) and EPS of $0.23 per diluted share

•	Same-property NOI increases 6.2% year-over-year

•	Total portfolio occupancy improves to 93.8%, from 88.6% at year-end 2003

BETHESDA, MD (February 24, 2005) – First Potomac Realty Trust (NYSE: FPO), a real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and twelve months ended December 31, 2004.

The Company’s net income for the fourth quarter of 2004 was $2.2 million, or $0.15 per diluted share, compared with a combined net loss of $6.3 million for the Company and the First Potomac Predecessor for the prior-year period. The Company’s funds from operations (FFO) for the quarter was $5.3 million, or $0.34 per diluted share before a debt retirement charge of $0.6 million, or $0.04 per diluted share, resulting from a refinancing of the Company’s line of credit, compared with FFO of $4.6 million, or $0.29 per diluted share, in the third quarter. The Company’s FFO increased for the quarter primarily due to the improved operating results of its existing portfolio and the positive impact from acquisitions.

Net income for 2004 was $2.6 million, or $0.23 per diluted share, compared with a combined net loss of $10.1 million for the Company and the First Potomac Predecessor for 2003. For 2004 the Company’s FFO was $15.1 million, or $1.16 per diluted share before debt retirement charges totaling $0.8 million, or $0.06 per diluted share.

The Company’s portfolio was 93.8% leased at December 31, 2004 compared to 88.6% leased at December 31, 2003. Excluding Windsor at Battlefield, a 58.6% leased property that the Company acquired in late December 2004, the Company’s portfolio occupancy was 94.8%. A list of the Company’s assets as well as additional information regarding the Company’s results of operations can be found in the Company’s Fourth Quarter 2004 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).

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Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “Based on an active quarter for both leasing and acquisitions, we finished our first full year as a public company on a very positive note. We completed $108 million in acquisitions and leased nearly 160,000 square feet during the quarter. We have been re-positioning some of our newer acquisitions and continue to experience increases in rental rates across our portfolio. We have also been focused on reducing our leasing exposure in 2005 and 2006.

“As a result of our accretive acquisitions and the improved operating performance of our portfolio, we have been able to increase our earnings and dividend each quarter. We hope to continue performing on both of these fronts in 2005.”

Fourth Quarter Acquisitions

15395 John Marshall Highway (Haymarket, Virginia) – On October 22, 2004, the Company acquired a 124,000-square-foot industrial/flex property in Haymarket, Virginia, for $10.8 million. The property was 100% leased to one tenant. The acquisition was financed with proceeds from the Company’s June follow-on offering and borrowings under its revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 10.3% on the purchase price.

Norfolk Commerce Park II (5301 Robin Hood Road, Norfolk, Virginia) and Crossways II (1400 Crossways Boulevard, Chesapeake, Virginia) – On October 22, 2004, the Company acquired these two properties for $18.5 million. Norfolk Commerce Park II contains 128,000 square feet and, at acquisition, was 93.7% leased to seven tenants. Crossways II contains 85,000 square feet and was 100% leased to five tenants. The properties were financed with proceeds from the Company’s June follow-on offering and the assumption of a $7.6 million fixed-rate mortgage loan collateralized by Norfolk Commerce Park II. The loan bears interest at 6.9% and matures on August 7, 2008. The two properties are expected to generate a combined first-year cash NOI return of approximately 10.0% on the purchase price.

Windsor at Battlefield (10002 & 10100 Battlefield Parkway, Manassas, Virginia) - On December 21, 2004, the Company acquired a two-building, 154,000 square-foot flex property in Manassas, Virginia for $15.25 million. The acquisition was financed with borrowings on the Company’s revolving credit facility and from funds held in escrow from the sale of its Ammendale Road property (discussed below). The property was 57% leased to three tenants and, based on the leases in place at acquisition, is expected to generate a first-year cash NOI return of approximately 5.1% on the purchase price.

4612 Navistar Drive (Frederick, Maryland) and Campus at Metro Park North (Rockville, Maryland) — On December 23, 2004, the Company acquired these two properties for $63.0 million. The Navistar Drive building contains 215,000 square feet. Campus at Metro Park North contains 190,000 square feet. The properties were financed with borrowings on the Company’s revolving credit facility and the assumption of two fixed-rate mortgage loans totaling $37.3 million. The Navistar loan bears interest at 7.48% and matures on July 11, 2011. The Metro Park North loan bears interest at 7.11% and matures on February 11, 2012. Both properties were 100% leased at acquisition and are expected to generate a combined first-year cash NOI return of approximately 8.1% on the purchase price.

Dispositions

On November 23, 2004, the Company sold its property at 6251 Ammendale Road in Beltsville, Maryland, for $8.55 million to an unaffiliated buyer. The Company reported a gain on the sale of $2.1 million, and $0.13 per diluted share for discontinued operations, in its fourth quarter results. Operating results and the gain on sale for the Ammendale Road property are reflected as Discontinued Operations on the Company’s Consolidated and Combined Statement of Operations. The proceeds from the sale were held in escrow pending the completion of a Section 1031 like-kind exchange, which occurred on December 21, 2004 with the purchase of Windsor at Battlefield (see above).

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Other Transactions

On November 30, 2004, the Company entered into a $75 million unsecured revolving credit facility with Key Bank N.A. and Wells Fargo National Bank. The facility has a two-year term with a one-year extension option. The Company has the option to increase the facility by up to an additional $75 million prior to December 31, 2006. Availability under the facility is based on the value of the Company’s unencumbered assets. Borrowings under the facility bear interest at LIBOR plus 170 to 250 basis points. The exact interest payable under the facility depends upon the ratio of the Company’s total indebtedness to its total asset value. This ratio cannot exceed 65%. Upon entering this new facility, the Company terminated its secured credit facility with Fleet National Bank and, as a result, wrote off $0.6 million, or $0.04 per diluted share, in deferred financing costs.

Financial Structure

At December 31, 2004, the Company’s debt to total market capitalization ratio was 45.7% based upon the Company’s closing stock price of $22.80. The interest coverage ratio for the quarter was 2.4 times and the fixed charge coverage ratio was 2.0 times compared with 2.3 and 2.0 times, respectively, for the quarter ended September 30, 2004.

Of the $298.7 million of debt outstanding at December 31, 2004, $233.5 million was fixed-rate debt with a weighted average interest rate of 6.0% and a weighted average maturity of 4.8 years. The remaining $65.2 million was floating-rate debt with a weighted average interest rate of 4.5% and a weighted average maturity of 1.8 years. Of this amount, $39.7 million represented borrowings on the Company’s revolving line of credit.

Dividends

On January 18, 2005, the Company declared a dividend of $0.26 per common share for the fourth quarter ended December 31, 2004. The dividend was paid on February 10, 2005, to shareholders of record on January 31, 2005. The amount represented the fourth consecutive increase in the Company’s quarterly dividend.

Earnings and FFO Guidance

The Company issued guidance for the first quarter ending March 31, 2005 and expects to report FFO per diluted share of $0.36 to $0.38 and net income per diluted share of $0.04 to $0.05. The Company confirmed its guidance for 2005 FFO of $1.65 to $1.75 per diluted share and net income of $0.27 to $0.32 per diluted share. The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for First Quarter 2005	Low Range	High Range
Earnings per diluted share	$0.04	$0.05
Real estate depreciation and minority interest per diluted share	0.32	0.33

Funds from operations per diluted share	$0.36	$0.38

Guidance Range for 2005	Low Range	High Range
Earnings per diluted share	$0.27	$0.32
Real estate depreciation and minority interest per diluted share	1.38	1.43

Funds from operations per diluted share	$1.65	$1.75

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Barry H. Bass, the Company’s chief financial officer, commented, “The acquisitions that we completed at the end of the fourth quarter of 2004 will begin to contribute to our earnings in the first quarter of 2005. Our acquisition pipeline continues to be strong. While the timing of acquisitions will still be a significant determinant of how quickly we increase our FFO this year, the acquisitions we have made to date and the continued improvement in our same-property NOI should account for 60% to 70% of our projected year-over-year growth in 2005 FFO.”

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on Friday, February 25, 2005, at 11:00 a.m. EST to discuss fourth quarter results. The number to call for this interactive teleconference is (617) 614-3944. A replay of the conference call will be available through March 4, 2005, by dialing (617) 801-6888 and entering the confirmation number, 96353343.

The Company will also provide an online Web simulcast and rebroadcast of its 2004 fourth quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.fulldisclosure.com on February 25, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns an 80-building portfolio totaling approximately 5.3 million square feet. The Company’s largest tenant is the U.S. Government, which leases approximately 687,000 square feet in the Company’s properties under 23 leases.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in it’s March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.

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NOI –The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.

Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.

Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
AND FIRST POTOMAC PREDECESSOR
Consolidated and Combined Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(unaudited)
Revenues:
Rental	$12,246,643	$4,759,072	$36,486,648	$15,341,194
Tenant reimbursements and other	1,959,898	836,660	5,625,683	3,021,575

Total revenue	14,206,541	5,595,732	42,112,331	18,362,769

Operating expenses:
Property operating	2,540,024	1,114,859	7,574,844	3,177,045
Real estate taxes and insurance	1,291,735	532,983	3,876,998	1,573,812
General and administrative	1,162,519	2,757,910	4,163,513	4,306,466
Other	251,829	94,442	538,688	161,602
Depreciation and amortization	4,396,208	1,743,061	13,357,377	5,128,079

Total operating expenses	9,642,315	6,243,255	29,511,420	14,347,004

Operating income (loss)	4,564,226	(647,523)	12,600,911	4,015,765

Other expenses (income):
Interest expense	3,719,833	2,414,566	11,428,333	11,074,922
Interest and other income	(42,611)	(184,016)	(214,491)	(221,626)
Loss from early retirement of debt	617,576	4,566,782	753,445	4,566,782
Equity in earnings (loss) of investees	—	(17,116)	—	46,953

Total other expenses	4,294,798	6,780,216	11,967,287	15,467,031

Income (loss) from continuing operations before minority interests and discontinued operations	269,428	(7,427,739)	633,624	(11,451,266)

Minority interests	(23,254)	1,102,497	(47,395)	1,308,038

Income (loss) from continuing operations	246,174	(6,325,242)	586,229	(10,143,228)

Discontinued operations
Income from operations of disposed property	56,103	—	154,968	—
Gain on sale of disposed property	2,092,367	—	2,092,367	—
Minority interests in discontinued operations	(192,933)	—	(203,166)	—

Income from discontinued operations	1,955,537	—	2,044,169	—

Net Income (loss)	2,201,711	$(6,325,242)	2,630,398	$(10,143,228)

Depreciation and amortization	4,396,208		13,357,377
Discontinued operations depreciation and amortization	7,685		187,923
Minority interests	216,187		250,561
Gain on sale of disposed property	(2,092,367)		(2,092,367)

Funds from operations (FFO)	4,729,424		14,333,892

Debt retirement charges	617,576		753,445

FFO before debt retirement charges	$5,347,000		$15,087,337

Basic net income per share:
Continuing operations	$0.02		$0.05
Income from discontinued operations	0.14		0.18

Net income	$0.16		$0.23

Weighted average common shares outstanding – basic	14,154,000		11,529,738

Diluted net income per share:
Continuing operations	$0.02		$0.05
Income from discontinued operations	0.13		0.18

Net income	$0.15		$0.23

Weighted average common shares outstanding – diluted	14,320,861		11,662,334

FFO per share and unit – basic	$0.30		$1.11
Weighted average common shares and units outstanding – basic FFO	15,543,273		12,919,011

FFO per share and unit – diluted	$0.30		$1.10
FFO per share and unit – diluted - before debt retirement charges	$0.34		$1.16
Weighted average common shares and units outstanding – diluted FFO	15,710,134		13,051,607

Basis of presentation:

The unaudited Condensed and Consolidated Combined Statement of Operations of First Potomac Predecessor for the three and twelve months ended December 31, 2003, are based on the Combined Historical Statements of Operations of the First Potomac Predecessor, the designation for the entities comprising our historical operations prior to October 28, 2003. The historical operations include the activities of First Potomac Realty Investment Limited Partnership (our operating partnership), First Potomac Realty Investment Trust, Inc. (the predecessor general partner of our operating partnership) and First Potomac Management, Inc. Further information regarding the Company’s historical operations, organizational structure and formation transactions is discussed in detail in First Potomac Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2003.

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	December 31, 2004	December 31, 2003
Assets:
Rental property, net	$463,936,562	$208,334,677
Cash and cash equivalents	2,532,269	16,307,508
Escrows and reserves	6,301,465	3,422,473
Accounts and other receivables, net of allowance for doubtful accounts of $147,649 and $144,711, respectively	2,767,879	575,362
Accrued straight-line rents, net of allowance for doubtful accounts of $18,209 and in 2004	2,309,576	1,805,679
Deferred costs, net	4,196,229	3,205,534
Prepaid expenses and other assets	2,023,823	773,040
Intangible assets, net	26,008,351	9,723,735

Total assets	$510,076,154	$244,148,008

Liabilities:
Accounts payable and accrued expenses	$4,058,025	$1,525,992
Accrued interest	799,974	151,861
Rents received in advance	1,744,022	801,640
Tenant security deposits	2,804,287	1,025,645
Line of credit	39,679,912	—
Mortgage loans	259,039,281	127,840,126
Deferred market rent	5,266,728	803,428

Total liabilities	313,392,229	132,148,692

Minority interests	18,991,052	19,866,928

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 14,154,000 and 8,634,000 shares issued and outstanding, respectively	14,154	8,634
Additional paid-in capital	209,268,156	117,525,629
Deficit	(31,589,437)	(25,401,875)

Total shareholders’ equity	177,692,873	92,132,388

Total liabilities and shareholders’ equity	$510,076,154	$244,148,008

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC
	REALTY TRUST	PREDECESSOR	REALTY TRUST	PREDECESSOR
	2004	2003	2004	2003
Total revenue	$14,206,541	$5,595,732	$42,112,331	$18,362,769
Property operating expenses	2,540,024	1,114,859	7,574,844	3,177,045
Real estate taxes and insurance	1,291,735	532,983	3,876,998	1,573,812

NOI	10,374,782	3,947,890	30,660,489	13,611,912

Less: Non same-property NOI	(7,128,086)	(999,463)	(18,405,854)	(2,069,207)

Same-property(1) NOI – accrual basis	3,246,696	2,948,427	12,254,635	11,542,705
Straight-line revenue, net	(18,954)	(74,634)	(93,807)	(115,463)
Deferred market rental revenue	(6,604)	(6,799)	(34,826)	(6,799)

Same-property NOI – cash basis	$3,221,138	$2,866,994	$12,126,002	$11,420,443

Same-property NOI growth – accrual basis	10.1%		6.2%
Same-property NOI growth – cash basis	12.4%		6.2%

(1) Same properties for the periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II and the Coast Guard Building.

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